STRUCTURED INVESTMENTS                                                                                             MorganStanley
                                                                                                                         SmithBarney

                                                                                         Amendment No. 1 dated February 21, 2012 to
                                                                                         Free Writing Prospectus
                                                                                         Dated February 2, 2012
                                                                                         Registration Statement No. 333-178081
Client Strategy Guide: February 2012 Offerings                                           Filed Pursuant to Rule 433
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup
Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                                   1

MorganStanley SmithBarney

Client Strategy Guide: February 2012 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3
Selected Features & Risk Disclosures .... page 4
Structured Investments Spectrum .... page 5

Tactical Offerings

Offerings with terms of 18 months or less

Enhanced Yield

6% to 8% ELKS® based on Baker Hughes Incorporated (BHI) by Morgan Stanley .... page 6
Contingent Income Auto-Callable Securities based on JPMorgan Chase & Co. (JPM) by Morgan Stanley. .... page 7
Contingent Income Auto-Callable Securities based on Amazon.com, Inc. (AMZN) by Morgan Stanley. .... page 8

Leveraged Performance

.... page 9
.... page 10

Strategic Offerings

Offerings with terms of more than 18 months

Leveraged Performance

.... page 11
.... page 12

Market-Linked Notes and Market-Linked Deposits - FDIC Insured

Market-Linked Notes based on the S&P 500® Index (SPX) by Morgan Stanley .... page 13
.... page 14
.... page 15

Selected Risks & Considerations .... page 16

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

February 2012

                                                                                                                 MorganStanley
                                                                                                                         SmithBarney
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Client Strategy Guide: February 2012 Offerings                                                                               Page 3
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Important Information Regarding Offering Documents

The  products  set  forth in the  following  pages  are  intended  as a  general  indication  only of the  Structured
Investments  offerings  available  through  Morgan  Stanley Smith Barney  through the date when the  ticketing  closes for each offering.  Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing  early on any offering.  The information set forth herein provides only a summary of terms and does not contain the complete terms and  conditions for any offering of an SEC Registered  Offering or a
Market-Linked  Certificate of Deposit.  You should read the complete offering  materials  referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration  statement  (including a prospectus) with the Securities & Exchange  Commission
(or SEC),  for the offerings by that issuer to which this  Strategy  Guide  relates.  Before you invest in any of the offerings identified in this Strategy Guide,  you should read the prospectus and the applicable  registration  statement,  the applicable pricing  supplement,  prospectus  supplements and any other documents  relating to the offering that the applicable  issuer has filed with the SEC for more complete  information  about the applicable  issuer and the offering.  You may get these  documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

   o   For Registered Offerings Issued by Morgan Stanley:                    Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively,  Morgan  Stanley Smith Barney will arrange to send you the  prospectus  and any other  documents  related to the offering  electronically  or  hard  copy  if you so  request  by  calling  the  toll-free  number  1-800-584-6837  or  emailing
prospectus@morganstanley.com or by calling your Morgan Stanley Smith Barney Financial Advisor.

The  securities  described  herein  (other than the  market-linked  certificates  of deposit) are not bank deposits and are not insured by the Federal  Deposit  Insurance  Corporation  or any other  governmental  agency,  nor are they  obligations  of, or guaranteed by, a bank.

Additional Information for Market-Linked Certificates of Deposit (MLDs)

MLDs are not SEC  registered  offerings.  Before  you  invest in any MLD,  you  should  read the  complete  offering  materials applicable to such MLD. For indicative terms and conditions on any  Market-Linked  Certificate of Deposit,  please contact your
Morgan Stanley Smith Barney Financial Advisor or call the toll-free number 1-800-584-6837.
Each issuer listed above is the issuer for offerings only where expressly  identified.  None of the issuers are responsible for the filings made with the SEC by the other issuers identified in this document.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup
Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product
disclosure including tax disclosure and related risks.                                                                February 2012

                                                                                                                 MorganStanley
                                                                                                                         SmithBarney
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Client Strategy Guide: February 2012 Offerings                                                                               Page 4
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Selected Features & Risk Disclosures

Features
Structured  Investments offer investors choices in terms of underlying  asset,  market view, time horizon,  potential returns and risk tolerance.

Such features may include:
o    Varying levels of exposure to potential capital appreciation or depreciation
o    Returns based on a defined formula
o    Variety of underlying assets, including equities, commodities, currencies and interest rates
o    Minimum investment of $1,000, unless otherwise noted

Key Risks
An investment  in  Structured  Investments  involves a variety of risks.  The  following are some of the  significant risks related to Structured  Investments. Please refer to the "Selected Risks & Considerations" section at the end of this brochure for a fuller description of these risk factors.

The market price of Structured  Investments may be influenced by a variety of unpredictable factors.  Several factors may influence the value of a particular  Structured  Investment in the  secondary  market,  including,  but not limited to, the value and volatility of the underlying  asset,  interest rates,  credit spreads charged by the market for taking the applicable issuer's credit risk,  dividend rates on any equity  underlying asset, and time remaining to maturity.  In addition,  we expect that the secondary market price of a Structured  Investment will be adversely  affected by the fact that the issue price of the
Structured Investment includes the agent's commissions and expected profit.

Issuer credit risk. All payments on  Structured  Investments are dependent on the applicable  issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.

Secondary trading may be limited.  There may be little or no secondary market for a particular  Structured  Investment.  If the applicable pricing supplement so specifies,  we may apply to list a Structured  Investment on a securities exchange,  but it is not possible to predict whether any Structured  Investment will meet the listing requirements of that particular  exchange,  or if listed, whether any secondary market will exist.

Appreciation  potential or  participation  in the  underlying  asset may be limited.  The terms of a Structured  Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential  loss of  principal.  The terms of a  Structured  Investment  may not  provide  for the  return of  principal  and an investment  may result in a loss of some or all of your  principal.  Even where  repayment  of principal is provided for by the terms of the  Structured  Investment,  it is still  subject  to the credit  risk of the  applicable  issuer and the  applicable issuer's ability to repay its obligations.  In addition, you may receive less, and possibly significantly less, than the stated
principal amount if you sell your investment prior to maturity.

Structured  Investments  that provide for repayment of principal  typically do not make periodic  interest  payments.
Unlike ordinary debt securities,  Structured Investments that provide for repayment of principal typically do not pay interest.  Instead,  at maturity,  the investor  receives the principal amount plus a supplemental  redemption  amount, if any, based on the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive  only the  principal  amount at maturity for  Structured  Investments  that provide for  repayment of principal.  Because the  supplemental  redemption  amount due at maturity on these  Structured  Investments may equal zero, the return on your investment  (i.e.,  the effective yield to maturity) may be less than the amount that would be paid on an ordinary  debt  security.  The return of only the  principal  amount at maturity may not  compensate  you for the effects of inflation or other factors relating to the value of money over time.

Potential  conflicts.  The issuer of a Structured  Investment and its affiliates may play a variety of roles in connection with the Structured  Investment,  including acting as calculation  agent and hedging the issuer's  obligations  under the Structured
Investment. Such activity could adversely affect the payouts to investors on Structured Investments.

The  aforementioned  risks are not intended to be an  exhaustive  list of the risks  associated  with a  particular  Structured
Investment offering.  Before you invest in any Structured Investment,  you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive  description of the risks and considerations  associated with the offering.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup
Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product
disclosure including tax disclosure and related risks.                                                                February 2012

MorganStanley SmithBarney

Client Strategy Guide: February 2012 Offerings Page 5

Structured Investments Spectrum

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives – **Market-Linked Deposits – FDIC Insured, Market-Linked Notes, Partial Principal at Risk Securities, Enhanced Yield, Leveraged Performance** and **Access**.

Market-Linked Deposits – FDIC Insured combine the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk.

Market-Linked Notes combine the repayment of all principal at maturity subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset. Market-Linked Notes do not have the benefit of FDIC insurance.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to issuer credit risk.

Partial Principal at Risk Securities combine the repayment of some principal at maturity, subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to risk a portion of their principal and forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

- May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

- May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

- May be appropriate for investors interested in diversification of, and exposure to, difficult to access underlying asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

February 2012

MorganStanley SmithBarney

Client Strategy Guide: February 2012 Offerings Page 6

Opportunities in U.S. Equities

Enhanced Yield ○ 6% to 8% ELKS® based on Baker Hughes Incorporated (BHI)

Strategy Overview	• Relatively short-term yield enhancement strategy that offers above-market, fixed monthly coupons in exchange for full downside exposure to the underlying equity and **no appreciation potential** on the underlying equity • ELKS offer limited protection against a decline in the price of the underlying equity at maturity but only if the closing price of the underlying equity is greater than the predetermined downside threshold price **on the valuation date** • Monthly coupon is paid regardless of the performance of the underlying equity
Risk Considerations	✔ All principal is at risk under the terms of the ELKS ✔ Full downside exposure to the underlying equity if the underlying equity closes at or below the downside threshold price **on the valuation date** ✔ No participation in any appreciation of the underlying equity ✔ If the underlying equity closes at or below the downside threshold price **on the valuation date**, the ELKS will redeem for shares of the underlying equity, or the equivalent cash value, which will be less than the initial investment

ELKS offer an enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) that will be determined on the pricing date. **The ELKS do not guarantee the return of any principal at maturity.** At maturity, the ELKS will pay either (i) an amount of cash equal to the stated principal amount of the ELKS or (ii) if the closing price of the common stock of Baker Hughes Incorporated is at or below the downside threshold price **on the valuation date**, a number of shares of common stock of Baker Hughes Incorporated equal to the equity ratio (as defined below) or, if we so elect, the cash value (determined as of the valuation date) of such shares. The value of those shares of common stock of Baker Hughes Incorporated or that cash, as applicable, will be significantly less than the stated principal amount of the ELKS and may be zero. The ELKS are senior unsecured obligations of Morgan Stanley, and all payments on the ELKS are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Equity	Common stock of Baker Hughes Incorporated (BHI)
Maturity Date	August , 2012 (approximately 6 months)
Minimum Payment at Maturity	None
Coupon	6% to 8% per annum (equivalent to $0.30 to $0.40 per ELKS for the term of the ELKS assuming a term of exactly 6 months; the actual term of the ELKS will be determined on the Pricing Date), paid monthly and calculated on a 30/360 basis. The actual coupon will be determined on the Pricing Date.
Coupon Payment Dates	Monthly, on the day of each month, beginning on March , 2012
Payment at Maturity	• If the closing price is above the Downside Threshold Price **on the Valuation Date**, then you will receive an amount in cash equal to $10 per ELKS; or • If the closing price is **at or below** the Downside Threshold Price **on the Valuation Date**, then you will receive shares of common stock of Baker Hughes Incorporated in exchange for each ELKS in an amount equal to the Equity Ratio per ELKS or, if the issuer so elects, the cash value (determined as of the Valuation Date) of such shares. *The value of those shares of common stock or that cash, as applicable, will be significantly less than the Stated Principal Amount of the ELKS and may be zero.*
Valuation Date	August , 2012, subject to adjustment for non-trading days and certain market disruption events
Downside Threshold Price	80% of the Initial Equity Price
Initial Equity Price	The closing price of the Underlying Equity on the Pricing Date
Equity Ratio	$10 divided by the Initial Equity Price, subject to adjustment for certain corporate events affecting the issuer of the Underlying Equity. The Equity Ratio will be determined on the Pricing Date.
Stated Principal Amount	$10 per ELKS
Listing	The ELKS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Tuesday – February 28, 2012.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

February 2012

                                                                                                                 MorganStanley
                                                                                                                         SmithBarney
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Client Strategy Guide: February 2012 Offerings                                                                               Page 7
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Opportunities in U.S. Equities
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      Enhanced Yield        |_|      Contingent Income Auto-Callable Securities based on JPMorgan Chase & Co. (JPM)
---------------------------
------------------------------------------------------------------------------------------------ ------------------------------------------------------------------
          o  Potential yield enhancement strategy for investors with a range-bound view                        |X| All principal is at risk under the terms of
             on JPMorgan Chase & Co.                                                                               the securities
          o  Opportunity to receive a contingent quarterly coupon, provided that the                           |X| Investors will not participate in any
             underlying stock closes at or above the predetermined downside threshold level on                     appreciation of the underlying stock and the
             the related determination date                                                                        return on the securities will be limited to the
Strategy  o  The securities will be automatically redeemed for par plus the contingent                             contingent quarterly coupons earned during the
Overview     coupon payment if on any determination date the closing price of the underlying                       term
             stock is at or above the initial share price                                        Risk          |X| Contingent quarterly payments may be zero
          o  The securities provide repayment of principal at maturity but only if the           Considerations    for some or all quarterly periods
             underlying stock closes at or above the predetermined downside threshold level on                 |X| All payments are subject to the credit risk
             the final determination date                                                                          of the issuer
------------------------------------------------------------------------------------------------ ------------------------------------------------------------------
Contingent Income Auto-Callable Securities offer the opportunity for investors to earn a contingent quarterly payment equal to
1.75% to 2.50% of the stated principal amount, with respect to each determination date on which the closing price of the underlying stock is greater than or equal to 75% of the initial share price, which we refer to as the downside threshold level.
In addition, if the closing price of the underlying stock is greater than or equal to the initial share price on any determination date, the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the contingent quarterly payment.  However, if on any determination date the closing price of the underlying stock is less than the initial share price, the securities will not be redeemed and if that closing price is less than the downside threshold level, you will not receive any contingent quarterly payment for that quarterly period.  As a result, investors must be willing to accept the risk of not receiving any contingent quarterly payment and also the risk of receiving shares of the underlying stock, which will occur if the securities are not redeemed prior to maturity and the closing price of the underlying stock is below the downside threshold level on the final determination date, in which case investors will be exposed to the decline in the closing price of the underlying stock and the value of those shares investors receive at maturity will be significantly less than the stated principal amount of the securities and could be zero.  Accordingly, the securities do not guarantee any return of principal at maturity.  Investors will not participate in any appreciation of the underlying stock.  The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.
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Issuer                               Morgan Stanley
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Underlying Stock                     JPMorgan Chase & Co. (JPM) common stock
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                        February    , 2013 (approximately 1 year)
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Early Redemption                     If, on any of the first three Determination Dates, the Determination Closing Price of the Underlying Stock is greater than or equal to the Initial
                                     Share Price, the securities will be automatically redeemed for an Early Redemption Payment on the third business day following the related
                                     Determination Date.
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Early Redemption Payment             The Early Redemption Payment will be an amount equal to (i) the Stated Principal Amount plus (ii) the Contingent Quarterly Payment with respect to the related Determination Date.
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Determination Closing Price          The closing price of the Underlying Stock on any Determination Date other than the Final Determination Date times the Adjustment Factor on such
                                     Determination Date
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Contingent Quarterly Payment         o If, on any Determination Date, the Determination Closing Price or the Final Share Price, as applicable, is greater than or equal to the Downside
                                     Threshold Level, we will pay a Contingent Quarterly Payment of $0.175 to $0.250 (1.75% to 2.50% of the Stated Principal Amount) per security on the related Contingent Payment Date.  The actual Contingent Quarterly Payment will be determined on the Pricing Date.
                                     o If, on any Determination Date, the Determination Closing Price or the Final Share Price, as applicable, is less than the Downside Threshold
                                     Level, no Contingent Quarterly Payment will be made with respect to that Determination Date.
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Determination Dates                  May    , 2012, August    , 2012, November    , 2012 and February    , 2013, subject to postponement for non-trading days and certain market disruption events.  February , 2013 is also referred to as the Final Determination Date.
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Contingent Payment Dates             With respect to each Determination Date other than the Final Determination Date, the third business day after the related Determination Date.  The payment of the Contingent Quarterly Payment, if any, with respect to the Final Determination Date will be made on the Maturity Date.
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Payment at Maturity                  o If the Final Share Price is greater than or equal to the Downside Threshold Level: (i) the Stated Principal Amount plus (ii) the Contingent
                                     Quarterly Payment with respect to the Final Determination Date
                                     o If the Final Share Price is less than the Downside Threshold Level: (i) a number of shares of the Underlying Stock equal to the product of the
                                     Exchange Ratio and the Adjustment Factor, each as of the Final Determination Date, or (ii) at the issuer's option, the cash value of such shares as of the Final Determination Date
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Initial Share Price                  The closing price of the Underlying Stock on the Pricing Date
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Final Share Price                    The closing price of the Underlying Stock on the Final Determination Date times the Adjustment Factor on such date
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Exchange Ratio                       The Stated Principal Amount divided by the Initial Share Price
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Adjustment Factor                    1.0, subject to adjustment in the event of certain corporate events affecting the Underlying Stock
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Downside Threshold Level             75% of the Initial Share Price
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price/Stated Principal Amount  $10 per security
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Listing                              The securities will not be listed on any securities exchange.
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date1               This offering is expected to close for ticketing on Tuesday - February 28, 2012.
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------

1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date.  Some terms are subject to change.  Terms will be fixed on the pricing date for the investment.
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup
Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product
disclosure including tax disclosure and related risks.                                                                February 2012

                                                                                                                 MorganStanley
                                                                                                                         SmithBarney
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Client Strategy Guide: February 2012 Offerings                                                                               Page 8
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Opportunities in U.S. Equities
---------------------------
      Enhanced Yield        |_|      Contingent Income Auto-Callable Securities based on Amazon.com, Inc. (AMZN)
---------------------------
----------------------------------------------------------------------------------------------  -------------------------------------------------------------------
          o Potential yield enhancement strategy for investors with a range-bound view                         |X| All principal is at risk under the terms of
            on Amazon.com, Inc.                                                                                    the securities
          o Opportunity to receive a contingent quarterly coupon, provided that the                            |X| Investors will not participate in any
            underlying stock closes at or above the predetermined downside threshold level on                      appreciation of the underlying stock and the
            the related determination date                                                                         return on the securities will be limited to the
Strategy  o The securities will be automatically redeemed for par plus the contingent                              contingent quarterly coupons earned during the
Overview    coupon payment if on any determination date the closing price of the underlying                        term
            stock is at or above the initial share price                                        Risk           |X| Contingent quarterly payments may be zero
          o The securities provide repayment of principal at maturity but only if the           Considerations     for some or all quarterly periods
            underlying stock closes at or above the predetermined downside threshold level on                  |X| All payments are subject to the credit risk
            the final determination date                                                                           of the issuer
----------------------------------------------------------------------------------------------  ---------------------------------------------------------------------
Contingent Income Auto-Callable Securities offer the opportunity for investors to earn a contingent quarterly payment equal to
2.00% to 2.75% of the stated principal amount, with respect to each determination date on which the closing price of the underlying stock is greater than or equal to 80% of the initial share price, which we refer to as the downside threshold level.
In addition, if the closing price of the underlying stock is greater than or equal to the initial share price on any determination date, the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the contingent quarterly payment.  However, if on any determination date the closing price of the underlying stock is less than the initial share price, the securities will not be redeemed and if that closing price is less than the downside threshold level, you will not receive any contingent quarterly payment for that quarterly period.  As a result, investors must be willing to accept the risk of not receiving any contingent quarterly payment and also the risk of receiving shares of the underlying stock, which will occur if the securities are not redeemed prior to maturity and the closing price of the underlying stock is below the downside threshold level on the final determination date, in which case investors will be exposed to the decline in the closing price of the underlying stock and the value of those shares investors receive at maturity will be significantly less than the stated principal amount of the securities and could be zero.  Accordingly, the securities do not guarantee any return of principal at maturity.  Investors will not participate in any appreciation of the underlying stock.  The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Issuer                               Morgan Stanley
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Underlying Stock                     Amazon.com, Inc. (AMZN) common stock
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                        February     , 2013 (approximately 1 year)
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Early Redemption                     If, on any of the first three Determination Dates, the Determination Closing Price of the Underlying Stock is greater than or equal to the Initial
                                     Share Price, the securities will be automatically redeemed for an Early Redemption Payment on the third business day following the related
                                     Determination Date.
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Early Redemption Payment             The Early Redemption Payment will be an amount equal to (i) the Stated Principal Amount plus (ii) the Contingent Quarterly Payment with respect to the related Determination Date.
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Determination Closing Price          The closing price of the Underlying Stock on any Determination Date other than the Final Determination date times the Adjustment Factor on such
                                     Determination Date
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Contingent Quarterly Payment         o If, on any Determination Date, the Determination Closing Price or the Final Share Price, as applicable, is greater than or equal to the Downside
                                     Threshold Level, we will pay a Contingent Quarterly Payment of $0.200 to $0.275 (2.00% to 2.75% of the Stated Principal Amount) per security on the related Contingent Payment Date.  The actual Contingent Quarterly Payment will be determined on the Pricing Date.
                                     o If, on any Determination Date, the Determination Closing Price or the Final Share Price, as applicable, is less than the Downside Threshold
                                     Level, no Contingent Quarterly Payment will be made with respect to that Determination Date.
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Determination Dates                  May    , 2012, August    , 2012, November    , 2012 and February    , 2013, subject to postponement for non-trading days and certain market disruption events.  February , 2013 is also referred to as the Final Determination Date.
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Contingent Payment Dates             With respect to each Determination Date other than the Final Determination Date, the third business day after the related Determination Date.  The payment of the Contingent Quarterly Payment, if any, with respect to the Final Determination Date will be made on the Maturity Date.
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Payment at Maturity                  o If the Final Share Price is greater than or equal to the Downside Threshold Level: (i) the Stated Principal Amount plus (ii) the Contingent
                                     Quarterly Payment with respect to the Final Determination Date
                                     o If the Final Share Price is less than the Downside Threshold Level: (i) a number of shares of the Underlying Stock equal to the product of the
                                     Exchange Ratio and the Adjustment Factor, each as of the Final Determination Date, or (ii) at the issuer's option, the cash value of such shares as of the Final Determination Date
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Initial Share Price                  The closing price of the Underlying Stock on the Pricing Date
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Final Share Price                    The closing price of the Underlying Stock on the Final Determination Date times the Adjustment Factor on such date
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Exchange Ratio                       The Stated Principal Amount divided by the Initial Share Price
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Adjustment Factor                    1.0, subject to adjustment in the event of certain corporate events affecting the Underlying Stock
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Downside Threshold Level             80% of the Initial Share Price
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price/Stated Principal Amount  $10 per security
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Listing                              The securities will not be listed on any securities exchange.
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date3               This offering is expected to close for ticketing on Tuesday - February 28, 2012.
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------

1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date.  Some terms are subject to change.  Terms will be fixed on the pricing date for the investment.
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup
Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product
disclosure including tax disclosure and related risks.                                                                February 2012

                                                                                                                 MorganStanley
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      [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted]

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup
Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product
disclosure including tax disclosure and related risks.                                                                February 2012

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                                                                                                                         SmithBarney
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup
Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product
disclosure including tax disclosure and related risks.                                                                February 2012

                                                                                                                 MorganStanley
                                                                                                                         SmithBarney
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup
Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product
disclosure including tax disclosure and related risks.                                                                February 2012

                                                                                                                 MorganStanley
                                                                                                                         SmithBarney
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup
Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product
disclosure including tax disclosure and related risks.                                                                February 2012

MorganStanley SmithBarney

Client Strategy Guide: February 2012 Offerings Page 13

Opportunities in U.S. Equities

Market Linked Note

Market-Linked Notes based on the S&P 500® Index (SPX)

Strategy Overview	• Opportunity to gain exposure to the underlying index • Repayment of principal at maturity, plus the greater of a minimum return of 2% to 6% (to be determined on the pricing date) and a return based on the value of the underlying index on the determination date • 100% participation in any appreciation of the underlying index over the term of the notes, subject to the minimum payment at maturity • No exposure to any decline of the underlying index

Risk Considerations	✔ Repayment of principal is available only at maturity and is subject to the credit risk of the issuer ✔ Does not provide for current income; no interest payments ✔ Will not yield a positive return beyond the minimum return of 2% to 6% of the stated principal amount (to be determined on the pricing date) if the underlying index does not appreciate by more than 2% to 6%

The notes are senior unsecured obligations of Morgan Stanley, will pay no interest and will have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented and modified by the applicable pricing supplement. At maturity, we will pay per note the stated principal amount of $10 plus a supplemental redemption amount based on the value of the underlying index on the determination date, subject to the minimum payment at maturity. The notes are senior notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the notes, including the repayment of principal at maturity, are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Index	S&P 500® Index (SPX)
Maturity Date	March , 2018 (approximately 6 years)
Payment at Maturity	The Payment at Maturity per $10 Stated Principal Amount will equal: $10 + Supplemental Redemption Amount, subject to the Minimum Payment at Maturity.
Supplemental Redemption Amount	(i) $10 *times* (ii) the Index Percent Change *times* (iii) the Participation Rate, *provided that* the Supplemental Redemption Amount will not be less than $0.20 to $0.60 per note, to be determined on the Pricing Date
Participation Rate	100%
Minimum Payment at Maturity	$10.20 to $10.60 per note (102% to 106% of the Stated Principal Amount). The actual minimum payment amount will be determined on the Pricing Date.
Maximum Payment at Maturity	None
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Initial Index Value	The index closing value on the Pricing Date
Final Index Value	The index closing value on the Determination Date
Determination Date	February , 2018, subject to postponement for non-index business days and certain market disruption events
Listing	The notes will not be listed on any securities exchange.
Issue Price/Stated Principal Amount	$10 per note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Tuesday – February 28, 2012.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

February 2012

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup
Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product
disclosure including tax disclosure and related risks.                                                                February 2012

                                                                                                                 MorganStanley
                                                                                                                         SmithBarney
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Client Strategy Guide: February 2012 Offerings                                                                               Page 15
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup
Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product
disclosure including tax disclosure and related risks.                                                                February 2012

                                                                                                                 MorganStanley
                                                                                                                         SmithBarney
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Client Strategy Guide: February 2012 Offerings                                                                               Page 16
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Selected Risks & Considerations

An investment in Structured  Investments  involves a variety of risks.  Structured  Investments may be linked to a wide variety of
underlying  assets,  and each  underlying  asset will have its own  unique set of risks and  considerations.   For  example,  some
underlying assets have significantly  higher volatility than others.  Before you invest in any Structured  Investment,  you should thoroughly review the relevant  prospectus and related offering materials for a comprehensive  description of the risks associated with the  Structured  Investment,  including the risks related to the underlying  asset(s) to which the  Structured  Investment is linked.

The following are general risks applicable to most types of Structured Investments:

Issuer Credit Risk
All  payments on  Structured  Investments  are subject to the credit risk of the  applicable  issuer.  Any payments of interest or payments at maturity on a Structured  Investment are subject to the credit risk of the applicable  issuer and the issuer's  credit ratings and credit  spreads may adversely  affect the market value of the  Structured  Investment.  Investors are dependent on the applicable  issuer's  ability to pay periodic  interest  payments,  if any, and all amounts due on the  Structured  Investment  at maturity and therefore  investors are subject to the credit risk of the  applicable  issuer and to changes in the market's view of the applicable  issuer's credit risk. If the applicable  issuer defaults on its obligations under the Structured  Investment,  the investor's  investment  would be at risk and an investor could lose some or all of its  investment.  Any decline in the applicable issuer's  credit  ratings or increase in the credit  spreads  charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment.  Furthermore,  unless issued as market-linked  certificate of deposit,
Structured  Investments  are not bank  deposits  and are not insured by the Federal  Deposit  Insurance  Corporation  or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk
The price at which a particular  Structured  Investment  may be sold prior to maturity  will depend on a number of factors and may be  substantially  less than the amount for which they were  originally  purchased.  Some of these  factors  include,  but are not limited to: (i) changes in the level of the  underlying  asset or reference  index,  (ii)  volatility of the  underlying  asset or reference index,  (iii) changes in interest rates, (iv) any actual or anticipated  changes in the credit ratings of the applicable issuer or credit  spreads  charged by the market for taking the issuer's  credit risk and (v) the time  remaining to maturity.  In addition,  we expect that the secondary market prices of a Structured  Investment will be adversely  affected by the fact that the issue price of the  securities  includes  the  agent's  commissions  and  expected  profit.  You may receive  less,  and  possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk
There may be little or no  secondary  market  for a  particular  Structured  Investment  and you should be  prepared  to hold your investments  until  maturity.  If the applicable  pricing  supplement so specifies,  we may apply to list a particular  Structured
Investment on a securities  exchange,  but it is not possible to predict  whether any Structured  Investment will meet the listing requirements of that particular exchange, or if listed,  whether any secondary market will exist.  Therefore,  there may be little or no  secondary  market for  Structured  Investments.  Issuers  may, but are not  obligated  to, make a market in the  Structured
Investments.  Even if there is a secondary market for a particular Structured  Investment,  it may not provide enough liquidity to allow  you to trade or sell your  Structured  Investment  easily.  Because  it is not  expected  that  other  broker-dealers  will participate  significantly  in the  secondary  market for  Structured  Investments,  the price at which you may be able to trade a
Structured  Investment is likely to depend on the price,  if any, at which Morgan  Stanley  Smith Barney or another  broker-dealer affiliated  with the particular  issuer of the security is willing to transact.  If at any time Morgan Stanley Smith Barney or any other broker  dealer were not to make a market in  Structured  Investments,  it is likely that there would be no secondary  market for Structured Investments.

Past Performance Not Indicative of Future Results
The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment.
Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup
Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product
disclosure including tax disclosure and related risks.                                                                February 2012

                                                                                                                 MorganStanley
                                                                                                                         SmithBarney
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Client Strategy Guide: February 2012 Offerings                                                                               Page 17
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Conflicts of Interest
The applicable issuer, its affiliates, Morgan Stanley Smith Barney and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Smith Barney or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured Investments generally. Any of these activities could affect the market value of a specific Structured Investment or Structured Investments generally.

In most  Structured  Investments,  an affiliate of Morgan  Stanley or the  applicable  issuer is designated to act as  calculation agent to calculate the periodic interest or payment at maturity due on the Structured  Investment.  Any determinations made by the calculation agent may affect the payout to investors.

Hedging & Trading Activity
Hedging and trading activity by the issuer and its subsidiaries  and affiliates  could  potentially  adversely affect the value of the Structured  Investments.  We expect that the calculation agent and its affiliates for a particular  Structured Investment will carry out hedging  activities  related to that Structured  Investment,  including  trading in the underlying  asset, as well as in other  instruments  related to the underlying  asset.  The issuer's  subsidiaries  and affiliates may also trade in the underlying asset and other  instruments  related to the underlying asset on a regular basis as part of their general  broker-dealer and other businesses.  Any of these  hedging or trading  activities  on or prior to the pricing  date and during the term of the  Structured
Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions & Hedging Profits
The  inclusion  of  commissions  and  projected  profit from hedging in the  original  issue price is likely to  adversely  affect secondary market prices of Structured  Investments.  Assuming no change in market  conditions or any other relevant  factors,  the price, if any, at which any dealer is willing to purchase  Structured  Investments in secondary market transactions will likely be lower than the original issue price,  since the original issue price includes,  and secondary market prices are likely to exclude, commissions paid with respect to the Structured  Investments,  as well as the cost of hedging the applicable issuer's  obligations under  the  Structured  Investments.  The cost of  hedging  includes  the  projected  profit  that the  calculation  agent and its affiliates may realize in consideration  for assuming the risks inherent in managing the hedging  transactions.  In addition,  any secondary  market prices may differ from values  determined by pricing models used by the dealer as a result of dealer  discounts, mark-ups or other transaction costs.

With  respect  to any MLD  offering,  you can only  count on FDIC  insurance  to cover  the  deposit  amount  of each MLD and,  if applicable, the minimum index interest.
In the event that FDIC insurance  payments become  necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Deposit  Amount of the MLDs together with any accrued  minimum index  interest,  if any, as prescribed by law, and subject to the applicable  FDIC insurance  limits.  FDIC insurance is not available for any index interest if the applicable  issuer fails prior to the maturity date, in the case of the MLDs.  FDIC  insurance is also not available for any secondary  market premium paid by a  depositor  above the  principal  amount of an MLD.  Except to the  extent  insured by the FDIC,  the MLDs are not  otherwise insured by any governmental agency or instrumentality or any other person.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup
Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product
disclosure including tax disclosure and related risks.                                                                February 2012

MorganStanley SmithBarney

Client Strategy Guide: February 2012 Offerings Page 18

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Asia Limited; in Singapore by Morgan Stanley Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. LLC, which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"Standard & Poor's®," "S&P®" and "S&P 500® are trademarks of Standard & Poor's Financial Services LLC ("S&P") and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the securities.

ELKS® is a registered service mark of Citigroup Global Markets Inc. and has been licensed for use.

Copyright © by Morgan Stanley 2012, all rights reserved.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. February 2012